UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2010

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into Material Definitive Agreement

On May 6, 2010 SunPower Philippines Manufacturing Ltd. (“SPML”) and SPML Land, Inc. (“SPML Land”), both subsidiaries of SunPower Corporation (“SunPower”), entered into a Mortgage Loan Agreement (the “Loan Agreement”) with International Finance Corporation (“IFC”).  Under the Loan Agreement, SPML may borrow up to $75,000,000 from IFC, after satisfying certain conditions to disbursement, and SPML and SPML Land pledged certain assets as collateral supporting SPML’s repayment obligations.  SunPower Corporation (“SunPower”) guaranteed SPML’s obligations to IFC.

Under the Loan Agreement, SPML may borrow up to $75,000,000 during the first two years, and SPML shall repay the amount borrowed, starting 2 years after the date of borrowing, in 10 equal semiannual installments over the following 5 years.  SPML shall pay interest of LIBOR plus 3% per annum on outstanding borrowings, and a front-end fee of 1% on the principal amount of borrowings at the time of borrowing, and a commitment fee of ½% per annum  on funds available for borrowing and not borrowed.  SPML may prepay all or a part of the outstanding principal, subject to a 1% prepayment premium.  The Loan Agreement includes conditions to disbursements, representations, covenants, and events of default customary for financing transactions of this type.  Covenants in the loan agreement include, but are not limited to, restrictions on SPML’s ability to issue dividends, incur indebtedness, create or incur liens on assets, and make loans to or investments in third parties.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2010, SunPower’s Board of Directors appointed Thomas H. Werner to serve as President and Chief Executive Officer of SunPower.  Mr. Werner has served as SunPower’s Chief Executive Officer since 2003, and his compensation package was not revised as a result of his appointment as President.  Richard Swanson, who has served as SunPower’s President and Chief Technical Officer, will serve as SunPower’s President Emeritus and Chief Technical Officer.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 4, 2010, SunPower held its annual meeting of shareholders.  At the meeting, W. Steve Albrecht and Betsy S. Atkins were nominated and re-elected as Class II directors and will serve until 2013 or until their duly qualified successors are elected.  In addition, the appointment of PricewaterhouseCoopers LLP as SunPower’s independent registered public accounting firm for the fiscal year ending January 2, 2011, was ratified by the shareholders.  The results of shareholder voting are summarized below.

1.             Proposal One — Class II Directors Nominated for Re-Election:

	Number of Votes
	For	Withheld	Broker Non-Votes
W. Steve Albrecht	212,410,096	24,163,725	68,759,337
Betsy S. Atkins	151,639,048	84,934,773	68,759,337

2.             Proposal Two — Ratification of PricewaterhouseCoopers LLP:

Number of Votes
For	Against	Abstain	Broker Non-Votes
300,474,447	4,071,745	786,966	0

Item 7.01                      Regulation FD Disclosure.

On May 10, 2010, SunPower issued a press release announcing the closing of a $75,000,000 Loan Agreement with IFC.  The full text of the press release is being furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits

99.1	Press Release dated May 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: May 10, 2010	By:	/s/ Dennis V. Arriola
Name: Dennis V. Arriola
Title: Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated May 10, 2010.